Exhibit 99.1

FireEye Announces Preliminary Financial Results for

Fourth Quarter 2015

Company Also Announces Acquisition of Global Threat Intelligence Leader

iSIGHT Partners

MILPITAS, Calif. – Jan. 20, 2016 — FireEye, Inc. (NASDAQ: FEYE), the leader in stopping today’s advanced cyber attacks, today announced preliminary results for the fourth quarter of 2015.

Fourth quarter total billings, total revenue and non-GAAP loss per share are expected to be within previously issued guidance ranges. Total fourth quarter revenue is expected to be in the range of $184 million to $185 million and total fourth quarter billings are expected to be within the range of $256 million to $257 million. Further, the company also expects positive operating cash flow in the range of $7 to $9 million for the fourth quarter, resulting in positive operating cash flow of between $35 million and $37 million for 2015.

FireEye expects to release final fourth quarter and full year 2015 results after the close of the U.S. markets on February 11, 2016.

“We posted solid results in our fourth quarter,” said David DeWalt, chairman of the board and chief executive officer at FireEye. “We have built a powerful platform to combat advanced threats, and we will continue to expand with new products and subscriptions, including new subscriptions based on iSIGHT Partners threat intelligence. While we will provide a more complete picture of our 2016 outlook when we release our full Q4 and 2015 financial results on February 11th, we expect we can grow billings organically by 20 percent and achieve positive free cash flow for 2016. At the same time, we will remain focused on continued progress on our path to profitability.”

Acquisition of iSIGHT Partners Announced

In a separate news release issued today, the company announced the acquisition of privately held iSIGHT Partners, a global leader in threat intelligence. The combination, which recognizes the critical role of high fidelity threat intelligence in protecting customers from today’s cyber attacks, enhances FireEye’s advanced threat management platform with contextual threat intelligence on attacks before they occur. The transaction closed on January 14, 2016 and is expected to be slightly accretive to FireEye’s 2016 operating income and cash flow.

FireEye will host a live audio webcast with slides to discuss the transaction today, January 20, 2016, at 2 p.m. Pacific time (5 p.m. Eastern time). The webcast may be accessed from the Investor Relations section of the FireEye website at http://investors.fireeye.com. Additionally, interested parties may access the conference call by dialing toll free 1-877-312-5521 within the U.S., or 1-678-894-3048 from international locations. The archived webcast will be available via the Investor Relations section of the FireEye website at http://investors.fireeye.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to expectations and beliefs regarding billings, revenue, net loss per share and positive operating cash flow for the fourth quarter of 2015, positive operating cash flow for 2015, new products and subscriptions, billings growth and positive free cash flow for 2016, continued progress on FireEye’s path to profitability, and the financial impact of the iSIGHT acquisition on FireEye’s 2016 operating income and cash flow. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. In addition, as noted above, the preliminary results provided in this press release are based on FireEye’s current estimates for the fourth quarter of 2015 and remain subject to change based on its ongoing review of results and the subsequent occurrence or identification of events prior to closing of the review and any further adjustments made in connection with FireEye’s closing and review procedures. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include adjustments that could be made in connection with preparing FireEye’s financial statements for the fourth quarter of 2015; customer demand and adoption of FireEye’s offerings; real or perceived defects, errors or vulnerabilities in FireEye’s offerings; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced offerings to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and iSIGHT; the ability of FireEye and iSIGHT to successfully integrate their respective market opportunities, technology, products, personnel and operations; the failure to timely develop and achieve market acceptance of combined products and services; the potential impact on the business of iSIGHT as a result of the acquisition; the loss of any iSIGHT customers; the ability to coordinate strategy and resources between FireEye and iSIGHT; the ability of FireEye and iSIGHT to retain and motivate key employees of iSIGHT; and general economic conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in FireEye’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015, which is available on the Investor Relations section of the company’s website at investors.FireEye.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to FireEye as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

FireEye has provided in this release financial information for billings, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). This non-GAAP financial measure is not based on any standardized methodology and is not necessarily comparable to similar measures used by other companies. The company uses this non-GAAP financial measure internally in analyzing its financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s billings to revenue, its most directly comparable GAAP measure has been provided in this press release, and investors are encouraged to review the reconciliation.

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Q4’ 2015
GAAP revenue	$184,000	$185,000
Add change in deferred revenue	72,000	72,000

Non-GAAP billings	$256,000	$257,000

FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business, and represent a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies that report similar financial measures. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 4,000 customers across 67 countries, including more than 650 of the Forbes Global 2000.

© 2016 FireEye, Inc. All rights reserved. FireEye is a registered trademark or trademark of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media Relations contact:

Vitor De Souza

(415) 699-9838

vitor.desouza@FireEye.com

Investor Relations contact:

Kate Patterson

(408) 321-4957

kate.patterson@FireEye.com